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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

November 22, 2005

FACT CORPORATION

(Exact name of registrant as specified in its charter)

Colorado

000-17232

84-0888594

(State or other jurisdiction

(Commission

(IRS Employer

of incorporation)

File Number)

Identification Number No.)

1530 9th Avenue S.E., Calgary, Alberta

T2G 0T7

(Address of principal executive offices)

(Zip Code)

Registrant's telephone number, including area code:  (403) 204-0260

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

[   ]  Pre-commencement communications pursuant to Rule 13e-14 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01

Entry into a Material Definitive Agreement.

On November 22, 2005, FACT Corporation entered into a Purchase and Sale agreement with Sunnybank Investments Ltd., an Alberta corporation, Ken Pearson, an individual residing in the Province of Alberta, Lisa Jacobson, an individual residing in the Province of Alberta, Caribbean Overseas Investments Ltd., a Belize corporation, Ocean Exploration Ltd., a Belize corporation, Lesel International Inc., a Belize corporation, Seven Seas Enterprises Ltd., a Belize corporation, and Architrave Investments Ltd., a Belize corporation, and Lavallee Financial Corporation, an Alberta corporation (collectively the “Purchasers”) whereby FACT has agreed to sell all of its rights and interest in two (2) convertible promissory notes payable to FACT by its former subsidiary, Capital Reserve Canada Corporation (CRCL).

Under the terms of the agreement, FACT will receive consideration totaling $400,000 cash payable in installments over the next 120 days from November 22, 2005 and 500,000 free-trading shares of CRCL to be paid within 14 days of November 22, 2005.  The cash proceeds are to be received in five installments, including two $50,000 payments and three payments of $100,000 each. The first $50,000 installment will be paid immediately.

As of September 30, 2005, the convertible notes were valued on FACT’s balance sheet at $325,599.  Amounts recovered in excess of that sum will be counted as income at the time collected.

Item 9.01

Financial Statements and Exhibits.

 Exhibits:

10.12

Purchase and Sale Agreement between FACT Corporation and Sunnybank Investments Ltd., Ken Pearson, Lisa Jacobson, Caribbean Overseas Investments Ltd., Ocean Exploration Ltd., Lesel International Inc., Seven Seas Enterprises Ltd., Architrave Investments Ltd., and Lavallee Financial Corporation

Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE:

November 24, 2005

FACT CORPORATION By: /s/ Jacqueline Danforth Name: Jacqueline Danforth Title: President

2